                            This Instrument Prepared By:

/s/ Christie D. Cannon
Christie D. Cannon
                            Delmarva Power & Light Company
                            Mailstop 92DC42
                            500 N. Wakefield Drive
                            Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,
Trustee.

ONE HUNDRED AND TWENTY-EIGHTH SUPPLEMENTAL
INDENTURE

Dated as of January 1, 2021
(but executed on the dates shown on the execution page)

    This ONE HUNDRED AND TWENTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2021 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

    WITNESSETH:

    WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Twenty-Eighth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

    WHEREAS, the Original Indenture has been supplemented by one hundred and twenty-six supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Twenty-Eighth Supplemental Indenture, is hereinafter in this One Hundred and Twenty-Eighth Supplemental Indenture called the “Indenture”); and

    WHEREAS, the execution and delivery of this One Hundred and Twenty-Eighth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Twenty-Eighth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

    WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

    “IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

    WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

    NOW, THEREFORE, this ONE HUNDRED AND TWENTY-EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the Indenture, unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenants in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

MARYLAND
Worcester County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Ocean City Substation Purchase of 0.1148 acres of land located 105 St Louis Ave, Ocean City, MD 21842	12/10/2020	7875	0001	Tax Map 0110 Parcel 3953

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2020, and not heretofore specifically subjected to the lien of the Indenture.

    Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE
Kent County

Instrument Date	Deed Records		Tax ID No.
	Instrument No.
06/06/18	9966	47	7-00-11100-01-3800-00001
03/19/19	9968	232	4-00-04700-01-4100-00001
11/12/19	9968	236	3-12-01108-01-1300-00001
01/27/20	10568	329	7-20-09406-04-4100
04/02/20	10568	317	7-00-11200-01-0600-00001
06/01/20	10261	130	8-00-12800-01-4000-000
09/10/20	10568	325	7-02-08520-01-1000-00001
09/24/20	10568	321	7-00-10400-01--4206-00001
09/28/20	10568	313	7-00-10400-01--4205-00001
11/20/20	2020-402813		3-00-04600-02-2900-00001

DELAWARE
New Castle County

Instrument Date	Deed Records	Tax ID No.
09/25/18	20200427-0032737	18-036.00-001
03/15/19	20200427-0032736	10-049.00-073
05/13/19	20200424-0032384	12-027.00-112
07/02/19	20200629-0052919	07-028.40-008
07/02/19	20200629-0052920	07-028.40-033
07/24/19	20200629-0052918	07-028.40-007
10/25/19	20200110-0002868	26-043.40-203
10/25/19	20200110-0002869	26-043.40-051
10/28/19	202-00129-0008318	14-014.00-045
10/30/19	20200424-0032382	18-013.00-106
11/04/19	20200129-0008220	11-031.00-100
11/19/19	20200424-0032383	10-014.00-002
12/06/19	20200114-0003667	07-026.00-184
12/19/19	20200109-0002683	13-019.00-025 & others
12/19/19	20200109-0002684	11-030.20-002 & others
12/20/19	202-00221-0004537	14-022.00-014
12/31/19	20200122-0006059	13-017.00-148
12/31/19	20200133-0006060	13-017.00-147
01/15/20	20200414-0029065	26-043.10-276
01/15/20	20200414-0029066	26-043.10-272
01/23/20	202-00221-0004538	11-043.00-078
01/23/20	20201228-0118622	07-032.10-131
01/23/20	20201228-0118623	07-032.10-133
01/30/20	202-00221-0004539	12-013.00-007
02/06/20	20200629-0052888	10-033.30-026
02/21/20	20200629-0052917	06-098.00-006
03/04/20	20200313-0021028	10-010.20-165
03/18/20	20200424-0032385	07-042.20-661, 660, 099, 663
03/23/20	20200424-0032386	10-020.10-270
03/23/20	20200914-0078828	26-014.10-002
03/31/20	20200629-0052886	26-012.10-008, 013 to 017
03/31/20	20200629-0052887	18-013.00-198
05/07/20	20200611-0047411	09-018.00-045
05/22/20	20200914-0078829	07-023.00-002
06/08/20	20200708-005623	06-136.00-030
06/23/20	20200914-0078831	08-048.00-005
07/23/20	20201015-0090595	13-012.00-139
07/23/20	20201015-0090596	13-012.00-140
07/28/20	20200914-0078830	07-042.10-143
08/13/20	20200921-0081716	07-026.00-182
08/31/20	20201228-0118624	16-004.00-682
08/31/20	20201228-0118625	16-004.00-690

Instrument Date	Deed Records	Tax ID No.
09/16/20	20201026-0095095	07-037.20-235
10/06/20	20201105-0099408	10-048.00-001, 002, 003
10/15/20	20201228-0118626	11-028.00-026
12/14/20	20210121-0008763	09-029.00-012

DELAWARE
Sussex County

Instrument Date	Deed Records		Tax ID No.
	Book	Page
11/06/14	5216	267	334-10.00-30.26 &30.27
04/17/17	5217	9	233-5.00-117.00
10/23/19	5210	1	134-17.00-12.00
02/02/20	5210	42	334-5.00-168.14
02/14/20	5217	95	234-21.00-138.00
03/10/20	5228	248	334-23.06-10.00
03/11/20	5228	252	334-23.06-12.00
05/01/20	5233	190	533-18.00-66.01
05/19/20	5251	112	532-11.00-74.00, 74.01, 74.02
05/19/20	5251	63	532-11.00-74.03
05/20/20	5246	175	533-18.00-87.06
05/20/20	5246	173	533-18.00-86.00
05/20/20	5246	166	533-18.00-87.01
05/21/20	5246	179	532-13.00-79.08
08/21/20	5312	196	335-8.00-25.00
08/27/20	5307	221	134-10.00-62.13
09/26/20	5345	74	134-12.00-1026.00
10/16/20	5346	204	134-12.00-333.00
10/16/20	5346	201	134-12.00-334.00
10/19/20	5346	207	532-6.00-67.01
10/26/20	5384	145	334-19.00-170.03
12/15/20	5384	141	832-13.00-78.00

MARYLAND
Caroline County

Instrument Date	Deed Records		Tax Parcel
	Book	Page
02/21/20	1414	309	0168
08/17/20	1439	357	2012
09/08/20	1439	355	2012

MARYLAND
Cecil County

Instrument Date	Deed Records		Map	Parcel
	Book	Page
11/15/19	4542	314	0067	0017
01/03/20	4532	7	0031	0423
01/08/20	4535	319	0025	0453
01/16/20	4541	494	0304	2116
01/23/20	4548	343	0302	1140
02/13/20	4562	95	0002	0027
02/21/20	4569	398	0034	0012
02/22/20	4562	98	0695	0013
03/06/20	4569	405	0038	0386
03/07/20	4569	402	0037	0597
03/09/20	4566	247	0036	0366
03/18/20	4579	16	0013	0002
04/20/20	4592	485	0318	0463
05/08/20	4610	353	0062	0017
05/14/20	4617	233	0019	0531
06/26/20	4633	439	0032	0485
07/02/20	4642	214	0031	0231
07/08/20	4678	482	0031	0623
07/22/20	4658	230	0800	0682
07/25/20	4651	119	0035	0654
07/28/20	4658	226	0025	0801
07/29/20	4678	485	062C	0106
09/14/20	4698	464	031B	0536
09/21/20	4698	468	025H	0493
09/25/20	4706	221	0030	0018
09/25/20	4706	224	0030	0085
09/28/20	4706	227	0018	0381
10/14/20	4730	156	0036	0550
11/16/20	4749	322	0031	0667
11/16/20	4756	16	0031	0666

MARYLAND
Dorchester County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
12/18/19	1557	201	0305	3780
01/06/20	1556	171	0034	0001
01/23/20	1562	172	0030	0282
02/05/20	1562	98	0305	3946
02/06/20	1574	407	0022	0120
02/28/20	1570	223	0035	0165
03/16/20	1571	72	0018	0040
07/26/20	1590	131	0500	0011
09/17/20	1598	30	0030	0002
10/16/20	1609	401	0017	0073
11/04/20	1613	403	0030	0250
11/20/20	1613	399	0301	4487
03/02/20	13750	399	0028	0256

MARYLAND
Harford County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
03/02/20	13750	399	0028	0256

MARYLAND
Kent County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
02/07/20	1045	295	0044	0115
02/21/20	1047	174	0203	1195
06/29/20	1086	240	0100	1575

MARYLAND
Queen Anne’s County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
07/13/20	3403	283	0052	0012
10/29/20	3540	105	0054	0025

MARYLAND
Talbot County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
01/07/20	2682	362	0047	0087 & 0124
01/21/20	2676	452	0055	0028
02/24/20	2687	50	0052	0032
02/24/20	2687	46	0059	0009
05/14/20	2706	497	0033	0031 & 0106
07/13/20	1112	44	0028	0324
09/01/20	1104	248	015F	0110
09/01/20	1104	252	072B	0297
09/01/20	1104	256	0032	0196

MARYLAND
Wicomico County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
07/20/19	4669	91	0059	0032
01/24/20	4587	340	0104	1353
01/30/20	4593	84	0039	0421
02/05/20	4595	493	0031	0450
03/19/20	4616	80	0020	0153 & 0215
04/28/20	4632	97	0107	1066
04/30/20	4654	81	0104	1811	4 & 5
05/26/20	4640	228	0038	0001
06/01/20	4656	1	011A	0121	1, 2, 3, 4
06/03/20	4656	5	0063	0064
06/23/20	4658	140	0042	0044
08/19/20	4693	2	0041	0087
11/17/20	4749	477	0030	0271
11/17/20	4749	483	0030	0069	1A
11/30/20	4758	43	0020	0005	2
12/21/20	1117	1	0300	1728

MARYLAND
Worcester County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
12/14/19	7582	188	0115	9962	F - 47
01/24/20	7599	62	0020	0190
03/19/20	7642	496	0009	0146
05/05/20	7768	140	0093	0052
06/22/20	7768	136	0019	0123	5
08/26/20	7799	108	0020	0108	2
08/26/20	7799	112	0020	0108	3
08/26/20	7799	116	0020	0108	4
09/08/20	7799	104	0026	0392
09/29/20	7892	85	0026	0258
10/09/20	7892	76	0100	0116
10/09/20	7892	93	0049	0114
10/09/20	7897	294	0063	0140
10/09/20	7897	303	0063	0140
10/29/20	7892	81	0010	0153
10/31/20	7892	89	0079	0215
11/11/20	7909	455	0401	0717
11/12/20	7897	299	0113	7975
11/30/20	7909	168	0009	0067	3

    The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000
06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000
11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal
10/12/94	1994	10/01/29	$33,750,000

Total Bonds Issued:			$409,550,000

    As supplemented and amended by this One Hundred and Twenty-Eighth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Twenty-Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

    This One Hundred and Twenty-Eighth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

    The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attn: Corporate Trust Administration.

    The Company acknowledges that it received a true and correct copy of this One Hundred and Twenty-Eighth Supplemental Indenture.

    This One Hundred and Twenty-Eighth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Twenty-Eighth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

[Signatures on following pages]

IN WITNESS WHEREOF, each of the Company and the Trustee has caused this instrument to be signed in its name and behalf by an Authorized Officer, effective as of the 1st day of January, 2021.

                DELMARVA POWER & LIGHT COMPANY

Date of Execution            By    /s/ Brian J. Buck
March 29, 2021                Brian J. Buck
Authorized Officer

DISTRICT OF COLUMBIA    ) SS

    BE IT REMEMBERED that as of the 29th day of March, 2021, personally came before me, a notary public for the District of Columbia, Brian J. Buck, Authorized Officer of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; and that his act of signing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

    GIVEN under my hand and official seal the day and year aforesaid.

                /s/ Dorothy Bonds
                Notary Public, District of Columbia
                My commission expires 10/14/2021.

                THE BANK OF NEW YORK MELLON,
                    as Trustee

Date of Execution            By    /s/ Rita Duggan
March 17, 2021                Rita Duggan
Vice President

STATE OF NEW YORK        )
    ) SS.
COUNTY OF NEW YORK    )

    BE IT REMEMBERED that as of the 17th day of March, 2021, personally came before me, a Notary Public for the State of New York, Rita Duggan, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be [his/her/their] own act and deed and the act and deed of the Trustee; that [his/her/their] signature is [his/her/their] own proper handwriting; and that his act of signing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

    GIVEN under my hand and official seal the day and year aforesaid.

                /s/ Rafal Bar
                Rafal Bar
                Notary Public, State of New York
                No. 01BA6293822
                Qualified Kings County
                Commission Expires January 31, 2022

CERTIFICATE OF RESIDENCE

    THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 240 Greenwich Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

                THE BANK OF NEW YORK MELLON

                    By    /s/ Rita Duggan
                        Rita Duggan
Vice President

Certification

    This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

                    /s/ Christie D. Cannon
                    Christie D. Cannon